SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities and Exchange Act of 1934



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e(2))
[X]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Under Rule 14a-12


                          MISSION WEST PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)

             -------------------------------------------------------

      (Name of Person (s) Filing Proxy Statement, if other than Registrant)



Payment of Filing Fee (Check the appropriate box):
[X]No fee required
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
   (1)Title of each class of securities to which transaction applies:
   (2)Aggregate number of securities to transaction applies:
   (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   (4) Proposed maximum aggregate value of transaction:
   (5) Total fee paid:
[ ]Fee paid previously with preliminary materials
[ ]Check box if any  part of the fee is offset as  provide by Exchange  Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   (1)Amount Previously Paid:
   (2)Form, Schedule or Registration Statement No.:
   (3)Filing Party:
   (4)Date Filed:

                          MISSION WEST PROPERTIES, INC.
                               10050 Bandley Drive
                           Cupertino, California 95014







Dear Stockholder,

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of MISSION WEST PROPERTIES, INC. (the "Company") to be held on May 21, 2003 at 10:00 a.m., Pacific time, at the Company's offices at 10050 Bandley Drive, Cupertino, California 95014.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2003 Annual Meeting of Stockholders and Proxy Statement. Also included is a Proxy Card and postage paid envelope.

     Whether you plan to attend the Annual Meeting or not, it is important that you promptly complete, sign, date and return the enclosed Proxy Card, or vote in accordance with the instruction set forth on the Proxy Card. This will ensure your proper representation at the Annual Meeting.



                                               Sincerely,

                                               /s/ Carl E. Berg
                                               ---------------------------------
                                               Carl E. Berg
                                               Chairman of the Board and
                                               Chief Executive Officer







                             YOUR VOTE IS IMPORTANT.
                  PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY

                          MISSION WEST PROPERTIES, INC.
                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 21, 2003


To the Stockholders of Mission West Properties, Inc.:

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Mission West Properties, Inc., a Maryland corporation (the "Company"), will be held May 21, 2003 at the Company's offices at 10050 Bandley Drive, Cupertino, California 95014, at 10:00 a.m., Pacific time, for the following purposes:

     1. To elect five members of the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualify. The nominees are Carl E. Berg, John C. Bolger, William A. Hasler, Lawrence B. Helzel, and Raymond V. Marino.

     2.   To   ratify   the    appointment   of   the    accounting    firm   of
          PricewaterhouseCoopers LLP as independent auditors for the Company for the year ending December 31, 2003.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

     The Board of Directors has fixed the close of business on April 15, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of such stockholders will be available for inspection at the principal office of the Company.

     All stockholders are cordially invited to attend the Annual Meeting. However, to ensure your representation, you are requested to complete, sign, date and return the enclosed proxy as soon as possible in accordance with the instructions on the proxy card. A return addressed envelope is enclosed for your convenience. Any stockholder attending the Annual Meeting may vote in person even though the stockholder has returned a proxy previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.



                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Raymond V. Marino
                                             -----------------------------------
                                             Raymond V. Marino
                                             Secretary
Cupertino, California
April 8, 2003

                          MISSION WEST PROPERTIES, INC.
                               10050 Bandley Drive
                           Cupertino, California 95014
                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mission West Properties, Inc., a Maryland corporation (the "Company"), of proxies, in the accompanying form, to be used at the 2003 Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific time, on May 21, 2003 at 10050 Bandley Drive, Cupertino, California 95014, and any postponement or adjournments thereof (the "Annual Meeting").

     This Proxy Statement and the accompanying proxy are being mailed on or about April 21, 2003 to all stockholders of our Common Stock entitled to notice of and to vote at the Annual Meeting.

                       SOLICITATION AND VOTING PROCEDURES

     Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or before the Annual Meeting, will be voted at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.001 per share ("Common Stock"), is necessary to constitute a quorum at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on all matters. The Company will tabulate stockholder votes, and an officer of the Company will tabulate votes cast in person at the Annual Meeting. With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions are treated as present, but will not be counted as votes cast at the Annual Meeting with respect to any proposal and will have no effect on the result of the vote.

     Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast at the Annual Meeting and entitled to vote is required for Proposal No. 1 regarding the election of each director. An affirmative vote of the holders of a majority of the votes cast affirmatively or negatively at the Annual Meeting is necessary for approval of Proposal No. 2 to ratify the appointment of independent auditors. All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy is properly executed and is received by the Company before the close of voting at the Annual Meeting or any adjournment or postponement thereof. If no choice has been specified, a properly executed and timely proxy will be voted for Proposals Nos. 1 and 2, which are described in detail elsewhere in this Proxy Statement.

     The close of business on April 15, 2003 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, the Company had 17,653,691 shares of Common Stock outstanding and entitled to vote.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and other electronic means, and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such solicitation.

     The Company's Annual Report on Form 10-K for the year ended December 31, 2002 is being mailed to the stockholders with this Proxy Statement.

                      VOTING ELECTRONICALLY OR BY TELEPHONE

     A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may authorize and direct your vote of those shares by calling the telephone number which appears on your voting form or though the Internet in accordance with instructions set forth on the voting form. The authorization to vote your shares through the ADP program must be received by midnight on May 20, 2003.

     The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to communicate their authorization of a proxy to vote their shares and to confirm that their instructions have been properly recorded. The Company has been advised by its counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Stockholders communicating voting authorization via the Internet through ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

                             REVOCABILITY OF PROXIES

     You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bears a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. Requests for additional copies of the Annual Report and Proxy Statement may be made by calling the Company at (408) 725-0700. You should direct any written notices of revocation, requests for additional copies of the Annual Report and Proxy Statement, and related correspondence to: Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014, Attention:
Secretary.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of Mission West Properties, Inc. as of March 31, 2003 are as follows:

Name                                         Age           Positions with the Company
----                                         ---           --------------------------
Carl E. Berg                                  65           Chairman of the Board, Chief Executive Officer and Director
Raymond V. Marino                             44           President, Chief Operating Officer and Director
Wayne N. Pham                                 33           Vice President of Finance and Controller
John C. Bolger (1)                            56           Director
William A. Hasler (1)                         61           Director
Lawrence B. Helzel (1)                        55           Director

(1) Member of the Audit Committee, the Compensation Committee, and the Independent Directors Committee.

The following is a biographical summary of the experience of our executive officers and directors:

     Mr. Berg has served as Chairman of the Board, Chief Executive Officer and President of the Company since September 1997. Since 1979, Mr. Berg has been a general partner of Berg & Berg Developers and has been a director and officer of Berg & Berg Enterprises, Inc. since its inception. Mr. Berg is a private investor and is also a director of Monolithic System Technology, Inc., Focus Enhancements, Inc., Valence Technology, Inc., and System Integrated Research, Ltd.

     Mr. Marino joined the Company in June 2001 as President and Chief Operating Officer and was appointed by the Board of Directors to fill a newly created board seat in July 2001. From November 1996 to August 2000, he was President, Chief Executive Officer and a member of the board of directors of Pacific Gateway Properties, Inc.

     Mr. Pham joined the Company in March 2000 as Controller and was promoted to Vice President of Finance in October 2000. From September 1995 to July 1999, he was Corporate Accountant and Accounting Manager at AvalonBay Communities, Inc., a multi-family apartment REIT.

     Mr. Bolger became a director of the Company on March 30, 1998. Mr. Bolger is a private investor and certified public accountant. He is the retired Vice President of Finance and Administration of Cisco Systems, Inc., a manufacturer of computer networking systems, a position that he held from May 1989 to December 1992. Mr. Bolger is also a director of Integrated Device Technology, Inc., JNI Corporation, Sanmina-SCI Corporation, and Wind River Systems, Inc.

     Mr. Hasler became a director of the Company on December 4, 1998. For seven years, Mr. Hasler was Dean of the Haas School of Business at the University of California, Berkeley, and is a former vice chairman and director of KPMG LLP. In 1998, he retired as Dean Emeritus and became Co-CEO of Aphton Corporation, a public pharmaceutical company. Mr. Hasler is also the chairman of the board of directors of Solectron Corporation and a director of Aphton Corporation, Walker Interactive Systems, Inc., Technical Olympic USA, Inc., Tenera, Inc., Ditech Communications Network, and DMC Stratex Networks, Inc. He is a public governor of the Pacific Stock and Options Exchange and a trustee of the Schwab Funds.

     Mr. Helzel became a director of the Company on December 4, 1998. Mr. Helzel is a general partner of Helzel Kirshman, L.P., a private investment partnership, a position which he has held for more than five years.

NUMBER TERMS AND ELECTION OF DIRECTORS

     The Company's Bylaws currently provide for a Board of Directors consisting of five directors. Each director serves for a term of one year or until the next annual meeting at which directors are elected and the director's successor is elected and qualifies. In the election of directors, each stockholder is entitled to one vote for each share of Common Stock held by such stockholder.

MEETINGS OF DIRECTORS

     Under the Company's Articles of Amendment and Restatement, or Charter, its Bylaws and contracts with the "Berg Group," which consists of Carl E. Berg, Clyde J. Berg, the members of their respective immediate families, and affiliated entities owning limited partnership interests, or O.P. Units, in Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II, or Mission West Properties, L.P. III (the "Operating Partnerships"), the Berg Group has special rights with respect to meetings of the Board of Directors. A quorum for any meeting requires the presence of Carl
E. Berg, or in the event of his death, disability or other event which results in his ceasing to be director, the presence of someone who Mr. Berg has designated to replace him ("Berg Designee"). With written consent from Mr. Berg or the Berg Designee, meetings of the Board of Directors may be held without the presence of either of them. Mr. Berg is obligated to submit a written statement identifying the Berg Designee to the Company from time to time and may amend the statement at his sole discretion. In addition, a majority of the Board of Directors, which includes Mr. Berg or the Berg Designee, is required for approval of any amendment to the Charter or Bylaws and any merger, consolidation or sale of all or substantially all of the assets of the Company or the Operating Partnerships. These special provisions will remain in effect as long as the Berg Group collectively owns at least 15% of the voting stock of the Company computed on a diluted, or "Fully Diluted", basis taking into account all voting stock issuable upon the exercise of all outstanding warrants, options, convertible securities and other rights to acquire voting stock of the Company, and all O.P. Units exchangeable or redeemable for Common Stock or other voting stock of the Company without regard to any percentage ownership limit set forth in the Charter or Bylaws, or by agreement.

COMPENSATION OF DIRECTORS

     The Company pays each director who is not an officer or employee of the Company a fee for serving as director. The annual fee is equal to $15,000 plus $1,000 for attendance (in person or by telephone) at each meeting of the Board of Directors, excluding committee meetings. Officers of the Company who are also directors do not receive any directors' fees.

     Each non-employee member of the Board of Directors who became or becomes a member of the Board of Directors after November 10, 1997, the date on which the 1997 Stock Option Plan (the "Option Plan") was approved by the stockholders of the Company, automatically receives a grant of an option to purchase 50,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock at the date of grant of such option upon joining the Board of Directors. Such options become exercisable cumulatively with respect to 1/48th of the underlying shares on the first day of each month following the date of grant. Generally, the options must be exercised while the optionee remains a director.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Company's Board of Directors has standing Audit and Compensation Committees. The Board of Directors does not have a nominating committee. The Audit Committee currently has three members: John C. Bolger, William A. Hasler and Lawrence B. Helzel. The Compensation Committee currently has the same three members.

     The Board of Directors has an Independent Directors Committee, which is also comprised of Messrs. Bolger, Hasler and Helzel. This Committee is responsible for reviewing and acting upon proposed transactions between the Company and members of the Berg Group under the terms of certain agreements between the Company and such Berg Group members. See "Certain Relationships and Related Transactions."

     During the year ended December 31, 2002, there were four meetings of the Board of Directors and four meetings of the Audit Committee. Each of the directors attended 100% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors of which he is a member. In addition, the members of the Board of Directors acted at various times by unanimous written consent pursuant to Maryland law.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and all other executive officers of the Company (collectively the "named executive officers"), for the years ended December 31, 2002, 2001 and 2000.


                                                                                                 Long-Term
                                                                                                Compensation
                                                           Annual Compensation                     Awards
                                                 --------------------------------------------   ------------
                                                                                                 Securities
                                                                             Other Annual        Underlying     All Other
   Name and Principal Position         Year       Salary        Bonus       Compensation (1)      Options      Compensation
---------------------------------     ------     --------      -------     ------------------   ------------  --------------
Carl E. Berg                           2002      $100,000      $    --          $22,500                --           --
Chairman of the Board and Chief        2001       100,000           --           22,500                --           --
Executive Officer                      2000       100,000           --           22,500                --           --

Raymond V. Marino (2)                  2002       200,000           --           29,000           375,000           --
President and Chief Operating          2001       116,667           --               --                --           --
Officer

Wayne N. Pham
Vice President and Controller          2002        94,000           --           14,100           152,000           --
                                       2001        94,000           --           14,100                --           --
                                       2000        94,000           --               --                --           --

------------------------------------

(1)  Employer  contribution to 401(k) plan.
(2)  Mr. Marino joined the Company in June 2001.


OPTION GRANTS IN LAST FISCAL YEAR

     The Company did not grant options to purchase any shares of Common Stock with respect to the fiscal year ended December 31, 2002.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table provides information regarding the aggregate exercises of options by each of the named executive officers. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2002, and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such options and the fiscal year-end value of the Company's Common Stock.

                                                                 Number of Securities      Value of the Unexercised
                                                                Underlying Unexercised     In-The-Money Options at
                                  Shares                     Options at December 31, 2002   December 31, 2002 (1)
                                Acquired on       Value      --------------------------- ---------------------------
        Name                     Exercise        Realized     Exercisable  Unexercisable  Exercisable  Unexercisable
----------------------------- --------------- -------------- ------------- ------------- ------------- -------------

Carl E. Berg..............         --              N/A           N/A            N/A           N/A            N/A


Raymond V. Marino.........         --              N/A         104,167        270,833          --             --


Wayne N. Pham.............         --              N/A          86,000         66,000       $82,500        $49,500

----------------------

(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $9.90, the closing market price per share of the Company's Common Stock as reported on the American Stock Exchange on December 31, 2002, the last trading day for the year.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2002 regarding equity compensation plans approved by the Company's security holders.

                                                                                                                   Number of
                                                               Number of                                       Shares of Common
                                                           Shares of Common                                     Stock Remaining
                                                          Stock to be Issued         Weighted-Average         Available for Future
                                                           Upon Exercise of          Exercise Price of       Issuance Under Equity
         Plan Category                                   Outstanding Options        Outstanding Options       Compensation Plans
         ---------------                               -------------------------  ------------------------  ------------------------
Equity Compensation plans approved by security holders             950,362                    $10.65                  3,978,089

Equity Compensation plans not approved by security holders             N/A                       N/A                        N/A
                                                       -------------------------  ------------------------  ------------------------
Total                                                              950,362                    $10.65                  3,978,089


SHARE OWNERSHIP

     The following table sets forth certain information as of March 31, 2003, concerning the ownership of Common Stock by (i) each stockholder of the Company known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current member of the Board of Directors of the Company, (iii) each executive officer and director of the Company named in the Summary Compensation Table appearing under "Executive Compensation" below and (iv) all current directors and executive officers of the Company as a group.

     The Company has relied on information supplied by its officers, directors and certain shareholders and on information contained in filings with the SEC.


                                                                                                   Percent of All
                                                                                                     Shares of
                                                                                                    Common Stock
                                                                  Percent of All                     (Assuming      Percent of All
                                                Number of Shares      Shares                         Exchange of    Shares of Common
                                                  Beneficially      of Common     Number of O.P.    Holder's O.P.   Stock/O.P. Units
Name                                                Owned (1)          Stock          Units           Units)(2)         (1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Executive Officers and Directors:
Carl E. Berg                                         18,650 (3)          *          44,777,310(4)(15)   71.75%           43.01%
   Chairman of the Board, Chief Executive
   Officer and Director
Raymond V. Marino                                   160,338 (5)          *              --                 *                *
   President, Chief Operating Officer and
   Director
Wayne N. Pham                                       100,500 (6)          *              --                 *                *
   Vice President of Finance and Controller
John C. Bolger, Director                             59,222 (7)          *              --                 *                *
   96 Southerland Drive
   Atherton, CA 94027
William A. Hasler, Director                          72,000 (8)          *              --                 *                *
   c/o Aphton Corporation
   1 Market Street, Spear Tower, Ste. 1850
   San Francisco, CA 94105
Lawrence B. Helzel, Director                        219,500 (9)        1.24%            --               1.24%              *
   c/o Helzel Kirshman, LP
   5550 Redwood Road, Suite 4
   Oakland, CA 94619
5% Stockholders:
Cohen & Steers Capital Management, Inc.           1,146,000 (10)       6.49%            --               6.49%            1.10%
   757 Third Avenue
   New York, NY 10017
Neuberger Berman, LLC                             2,503,023 (11)      14.18%            --              14.18%            2.40%
Neuberger Berman, Inc.
   605 Third Avenue
   New York, NY 10158
Ingalls & Snyder, LLC                             1,623,411 (12)       9.20%            --               9.20%            1.56%
   61 Broadway
   New York, NY 10006
Teachers Insurance & Annuity Association          1,100,000 (13)       6.23%            --               6.23%            1.06%
of America
   730 Third Avenue
   New York, NY 10017
Clyde J. Berg                                            --              *          44,376,789(14)(15)  71.54%           42.61%
   c/o Berg & Berg Developers
   10050 Bandley Drive
   Cupertino, CA  95014
Berg & Berg Enterprises, Inc. (15)                       --              *          10,789,383          37.93%           10.36%
   10050 Bandley Drive
   Cupertino, CA  95014
Thelmer W. Aalgaard                                      --              *           1,954,225           9.97%            1.88%
   c/o Berg & Berg Developers
   10050 Bandley Drive
   Cupertino, CA  95014
John T. Kontrabecki                                      --              *           1,755,761           9.05%            1.69%
   2755 Campus Drive, Suite 100
   San Mateo, CA  94403
All Directors and Officers as a group (6            630,210 (16)       3.50%        44,777,310 (14)     72.33%           43.45%
persons)

----------------------------------
* Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes securities which such person has the right to acquire beneficial ownership within 60 days of March 31, 2003. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Common
     Stock percentage ownership interest calculations are based on 17,653,691 shares outstanding as of March 31, 2003 and excluding all shares of Common Stock issuable upon the exercise of outstanding options other than the shares so issuable within 60 days under options held by the named person. Common Stock/O.P. Units percentage ownership interest calculations are based on 104,151,755 shares of Common Stock and O.P. Units exchangeable for Common Stock as of March 31, 2003.

(2) Assumes O.P. Units are exchanged for shares of Common Stock without regard to (i) whether such O.P. Units may be exchanged for shares of Common Stock within 60 days of March 31, 2003, and (ii) certain ownership limit provisions set forth in the Company's Articles of Amendment and Restatement.

(3) Mr. Berg disclaims beneficial ownership of 2,112 shares of Common Stock held by him as a trustee under various pension and profit sharing plans. Such shares are not included herein.

(4) Includes O.P. Units in which Mr. Berg has a pecuniary interest because of his status as a limited partner in the operating partnerships. Also includes an additional 10,789,383 and 196,428 shares of Common Stock held by or issuable on exchange of O.P. Units beneficially owned by Berg & Berg Enterprises, Inc. and Berg & Berg Enterprises, LLC, respectively. Mr. Berg disclaims beneficial interest in any shares or O.P. Units deemed beneficially owned by Kara Ann Berg, his daughter, Carl Berg Child's Trust UTA dated June 2, 1978 and the 1981 Kara Ann Berg Trust.

(5)  Includes  130,208  shares of Common Stock  issuable on exercise of options.
     Does not include 244,792 unvested shares of Common Stock issuable on exercise of options that are not exercisable within 60 days.

(6)  Includes  100,500  shares of Common Stock  issuable on exercise of options.
     Does not include 51,500 unvested shares of Common Stock issuable on exercise of options that are not exercisable within 60 days.

(7) Includes 37,000 shares of Common Stock issuable on exercise of options. Does not include 10,000 unvested shares of Common Stock issuable on exercise of options that are not exercisable within 60 days.

(8) Includes 58,000 shares of Common Stock issuable on exercise of options. Does not include 10,000 unvested shares of Common Stock issuable on exercise of options that are not exercisable within 60 days.

(9) Includes 22,000 shares of Common Stock issuable on exercise of options. Does not include 10,000 unvested shares of Common Stock issuable on exercise of options that are not exercisable within 60 days.

(10) Cohen & Steers Capital Management, Inc. is the beneficial owner on behalf of other persons. No such person is known to have an interest in more than 5% of the Common Stock reported. Amount based on the filing of Schedule 13G on February 14, 2003.

(11) Neuberger Berman, LLC & Neuberger Berman, Inc. is the beneficial owner on behalf of other persons. One employee, Dan McCarthy, has an interest in 5.7% of the Common Stock reported. No other person is known to have an interest in more than 5% of the Common Stock reported. Amount based on the filing of Schedule 13G on February 13, 2003.

(12) Ingalls & Snyder, LLC is the beneficial owner on behalf of other persons. No such person is known to have an interest in more than 5% of the Common Stock reported. Amount based on the filing of Schedule 13G on February 11, 2003.

(13) Teachers Insurance & Annuity Association of America is the beneficial owner on behalf of other persons. No such person is known to have an interest in more than 5% of the Common Stock reported. Amount based on the filing of
     Schedule 13G on February 14, 2003.

(14) Includes O.P. Units in which Mr. Berg has a pecuniary interest because of his status as a limited partner in the operating partnerships. Also includes L.P. Units held by Mr. Berg as trustee of the Carl Berg Child's Trust UTA dated June 2, 1978 and the 1981 Kara Ann Berg Trust, and an additional 10,789,383 shares of Common Stock held by or issuable on exchange of O.P. Units beneficially owned by Berg & Berg Enterprises, Inc. This does not include any share deemed beneficially owned by Sonya L. Berg and Sherri L. Berg, his daughters, as to which he disclaims beneficial ownership.

(15) Carl E. Berg is an executive officer and director and Clyde J. Berg is a director of Berg & Berg Enterprises, Inc. With members of their immediate families, the Messrs. Berg beneficially owns, directly and indirectly, all of the O.P. Units of Berg & Berg Enterprises, Inc.

(16) Current officers and directors include Carl E. Berg, Raymond V. Marino, Wayne N. Pham, John C. Bolger, William A. Hasler, and Lawrence B. Helzel. See Notes 3 through 9.

CONTRACTUAL AND OTHER CONTROL ARRANGEMENTS

     SPECIAL BOARD VOTING PROVISIONS. The Charter and Bylaws provide substantial control rights for the Berg Group. These rights include a requirement that Mr. Berg or his designee as director approve certain fundamental corporate actions, including amendments to the Charter and Bylaws and any merger, consolidation or sale of all or substantially all of our assets. In addition, the Bylaws provide that a quorum necessary to hold a valid meeting of the board of directors must include Mr. Berg or his designee. The rights described in the two preceding sentences apply only as long as the Berg Group members and their affiliates, other than the Company and the Operating Partnerships, beneficially own, in the aggregate, at least 15% of the outstanding shares of Common Stock on a Fully Diluted basis. In addition, directors representing more than 75% of the entire board of directors must approve other significant transactions, such as incurring debt above certain amounts, acquiring assets and conducting business other than through the Operating Partnerships.

     BOARD OF DIRECTORS REPRESENTATION. The Berg Group members have the right to designate two of the director nominees submitted by the Board of Directors to stockholders for election, as long as the Berg Group members and their affiliates, other than the Company and the Operating Partnerships, beneficially own, in the aggregate, at least 15% of our outstanding shares of Common Stock on a Fully Diluted basis. If the Fully Diluted ownership of the Berg Group members and their affiliates is less than 15% but is at least 10% of the Common Stock, the Berg Group members have the right to designate one of the director nominees submitted by the Board of Directors to stockholders for election. Its right to designate director nominees affords the Berg Group substantial control and influence over the management and direction of our corporation.

     SUBSTANTIAL OWNERSHIP INTEREST. The Berg Group currently owns O.P. Units representing approximately 75.2% of the equity interests in the operating partnerships. The O.P. Units may be converted into shares of Common Stock, subject to limitations set forth in the Charter (including an overall 20% ownership limitation for the Berg Group), and other agreements with the Berg Group. Upon conversion these shares would represent voting control of the Company. The Berg Group's ability to exchange its O.P. Units for Common Stock permits it to exert substantial influence over the management and direction of the Company.

     LIMITED PARTNER APPROVAL RIGHTS. Mr. Berg and other limited partners of the Operating Partnerships, including other members of the Berg Group, may restrict the Company's operations and activities through rights provided under the terms of the Amended and Restated Agreement of Limited Partnership which governs each of the Operating Partnerships and the Company's legal relationship to each Operating Partnership as its general partner. Matters requiring approval of the holders of a majority of the O.P. Units, which necessarily would include the Berg Group, include (i) the amendment, modification or termination of any of the Operating Partnership Agreements; (ii) the transfer of any general partnership interest in the Operating Partnerships, including, with certain exceptions, transfers attendant to any merger, consolidation or liquidation of our corporation; (iii) the admission of any additional or substitute general partners in the Operating Partnerships; (iv) any other change of control of the Operating Partnerships; (v) a general assignment for the benefit of creditors or the appointment of a custodian, receiver or trustee of any of the assets of the Operating Partnerships; and (vi) the institution of any bankruptcy proceeding for any Operating Partnership.

     In addition, as long as the Berg Group members and their affiliates, beneficially own, in the aggregate, at least 15% of the outstanding shares of Common Stock on a Fully Diluted basis, the consent of the limited partners holding the right to vote a majority of the total number of O.P. Units outstanding is also required with respect to (i) the sale or other transfer of all or substantially all of the assets of the Operating Partnerships and certain mergers and business combinations resulting in the complete disposition of all O.P. Units; (ii) the issuance of limited partnership interests senior to the O.P. Units as to distributions, assets and voting; and (iii) the liquidation of the Operating Partnerships.

Comparison of Shareholder Return on Investment

     The following line graph compares the change in the Company's cumulative stockholder return on its shares of Common Stock to the cumulative total return of the NAREIT Equity REIT Total Return Index ("NAREIT Equity Index") and the Standard & Poor's 500 Stock Index ("S & P 500 Index") from December 31, 1998 to December 31, 2003. The line graph starts December 31, 1998; however, the Company started trading under the Berg Group ownership on December 8, 1998. The graph assumes that the value of the investment in the Company's Common Stock was $100 at December 31, 1998 and that all dividends were reinvested. The Common Stock's price on December 31, 1998 was $6.75. The Company obtained the information about the NAREIT Equity Index and S & P 500 Index from each entity respectively, and has assumed that the information is reliable, but cannot assume its accuracy.


                                [OBJECT OMITTED]


                Mission West
              Properties, Inc.                    S & P 500                    NAREIT EQUITY INDEX
              ----------------                    ---------                    -------------------
1998               $100.00                         $100.00                           $100.00
1999               $123.18                         $119.53                           $ 95.38
2000               $233.98                         $ 89.86                           $126.37
2001               $230.37                         $ 86.96                           $113.93
2002               $194.82                         $ 76.63                           $103.82


(1)  The  stock  price  performance  shown  in  the  graph  is  not  necessarily indicative of future performance of the Company's Common Stock. Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement on future filings made by the Company under those statutes, the Audit Committee Report, the Report on Executive Compensation and Stock Performance Graph are not deemed filed with the Securities Exchange Commission and shall not be deemed incorporated by reference into any such filings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is a summary of certain material transactions since January 1, 2002 between the Company and any of its directors, executive officers or holders of more than 5% of the Company's Common Stock, or between the Company and persons in which directors, executive officers or such stockholders have direct or indirect material interests.

PROPERTY ACQUISITIONS AND FINANCIAL TRANSACTIONS BETWEEN THE COMPANY AND THE BERG GROUP

     Through a series of transactions in 1997 and 1998, the Company became the vehicle for substantially all of the Silicon Valley R&D property activities of the Berg Group, which includes Mr. Berg, his brother Clyde J. Berg, members of their families and a number of entities in which they have controlling or substantial ownership interests. The Company owns these former Berg Group properties, as well as the rest of its properties, through the Operating Partnerships, of which the Company is the sole general partner. Through various property acquisition agreements with the Berg Group, the Company has the right to purchase, on pre-negotiated terms, R&D and other types of office and light industrial properties that the Berg Group develops in the future in the states of California, Oregon and Washington.

     PENDING PROJECTS ACQUISITION AGREEMENT. In December 1998, the Company entered into the Pending Projects Acquisition Agreement with members of the Berg Group, under which the Company agreed to acquire, through the Operating Partnerships, approximately 1.0 million square feet upon the completion and leasing of identified pending development projects owned by certain members of the Berg Group. The Pending Projects Acquisition Agreement was terminated in December 2000 when the last property contemplated for development was completed, leased, and purchased by the Company.

     BERG LAND HOLDINGS OPTION AGREEMENT. In December 1998, the Company entered into the Berg Land Holdings Option Agreement under which the Company, through the Operating Partnerships, has the option to acquire any future R&D, office and industrial property developed by the Berg Group on land currently owned or optioned, or acquired for these purposes in the future, directly or indirectly, by Carl E. Berg or Clyde J. Berg. The principal terms of the Berg Land Holdings Option Agreement include the following:

     - So long as the Berg Group members and their affiliates own or have the right to acquire shares representing at least 65% of our Common Stock on a Fully Diluted basis the Company will have the option to acquire any building developed by any member of the Berg Group on the land subject to the agreement at such time as the building has been leased. Upon the exercise of the option, the option price will equal the sum of:


          (1)  the full construction cost of the building; plus
          (2)  10% of the full construction cost of the building; plus
          (3) interest at LIBOR plus 1.65% on the amount of the full construction cost of the building for the period from the date funds were disbursed by the developer to the close of escrow; plus
          (4) the original acquisition cost of the parcel on which the improvements will be constructed; plus
          (5) 10% per annum of the amount of the original acquisition cost of the parcel from the later of January 1, 1998 and the seller's acquisition date, to the close of escrow; minus
          (6) the aggregate principal amount of all debt encumbering the acquired property, or a lesser amount as approved by the Independent Directors Committee.

     - The acquisition cost, net of any debt, will be payable in cash, or O.P. Units valued at the average closing price of the Common Stock over the 30-trading-day period preceding the acquisition or in cash, at the option of the Berg Group.

     -    The Company must assume all property tax assessments.

     - If the Company elects not to exercise the option with respect to any property, the Berg Group may hold and lease the property for its own account, or may sell it to a third party.

     - All action taken by the Company under the Berg Land Holdings Option Agreement must be approved by a majority of the members of the Independent Directors Committee.

     The following table presents certain information concerning projects and joint venture acquired under the Berg Land Holdings Option Agreement ("Berg Land"):


                                  Approximate
                                    Rentable         Actual
                                  Area (square    Acquisition    Acquisition    Cash/Deb      O.P. Units
Property                             feet)          Period          Price       Assumption      Issued
-------------------------------  --------------  -------------  -------------  ------------  ------------
Berg Land:
   5345 Hellyer Avenue                  125,000      Q1 2002      $13,651,965   $ 7,500,000       502,805
   5900 Optical Court                   165,000      Q3 2002       17,300,621    10,500,000       332,686
   TBI-Mission West, LLC JV             593,000      Q1 2003        1,800,000             -       181,032
                                 --------------                 -------------  ------------  ------------
                         TOTAL          883,000                   $32,752,586   $18,000,000     1,016,523
                                 ==============                 =============  ============  ============


     On January 1, 2003, we acquired a 50% interest in TBI-Mission West, LLC, a two-member joint venture that owns and developed a complex of four R&D properties totaling approximately 593,000 rentable square feet, from the Berg Group. The properties are operated and managed by the other joint venture partner of TBI-Mission West, LLC. The total acquisition price for the 50% interest in the joint venture was $1.8 million, which we financed by issuing 181,032 O.P. Units to the Berg Group.

     OTHER COVENANTS. The acquisition agreement, Berg Land Holdings Option Agreement and supplemental agreement to which the Company and the Berg Group, or Carl E. Berg and Clyde J. Berg, individually are parties includes the undertaking of Carl E. Berg not to directly or indirectly acquire or develop, or acquire any equity ownership interest in any entity that has an ownership interest in, any real estate zoned or intended for use as R&D, office or industrial properties, with the exception of investments in securities of publicly traded companies, which securities do not represent more than 10% of the outstanding voting securities of such companies, in California, Oregon or Washington without first disclosing such investment opportunity to the Company and making such opportunity available to the Company, subject to the approval of the Independent Directors Committee. This restriction does not apply to any acquisition of the projects subject to the Pending Projects Acquisition Agreement or completed buildings acquired pursuant to the Berg Land Holdings Option Agreement or the supplemental agreement. This restriction remains in effect until the date on which both of the following conditions are satisfied:
(i) no nominee of the Berg Group is a member of the Board of Directors; and (ii) the Berg Group and its affiliates, other than the Company and the Operating Partnerships, beneficially own less than 25% of the outstanding Common Stock, including for these purposes all shares issuable upon exercise of the rights to exchange O.P. Units for Common Stock.

     In addition, all transactions between the Company and any member of the Berg Group, or an entity in which a member of the Berg Group holds at least 5% of the equity interests, including the Company's election to issue Common Stock or pay cash in exchange for O.P. Units tendered by the Berg Group are subject to review and approval by the Independent Directors Committee. The Independent Directors Committee reviewed and approved all of the transactions between the Company and the Berg Group in 2002. Aside from these restrictions, the Berg Group is generally free to conduct its business activities and will not be required to seek the approval of such activities or refer business opportunities to the Company, nor will it have any liability to the Company for its failure to do so.

     ISSUANCE AND ASSUMPTION OF DEBT. As of March 31, 2003, the Company was liable for loans aggregating approximately $25,911 and $11,001,022 payable to the Berg Group under a collateralized line of credit and mortgage loan, respectively. The Berg Group line of credit is collateralized by ten properties, bears interest at LIBOR plus 1.30%, and the maturity date has recently been extended to March 2004. The mortgage loan is collateralized by two properties, bears interest at 7.65%, and matures in June 2010. The Company borrowed and repaid funds under the line of credit and made regular debt service payments on the mortgage loan throughout 2002.

     LEASE FROM BERG GROUP. The Company leases its executive offices from Berg & Berg Enterprises, Inc. For the year ended December 31, 2002, the Company paid $90,240 to Berg & Berg Enterprises, Inc. under the terms of the lease agreement for its executive offices.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of the above-mentioned reports furnished to the Company and written representations regarding all reportable transactions, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent holders were complied with on time, except that Carl E. Berg and certain members of the Berg Group did not timely file two reports on Form 4 that may have been due with respect to acquired O.P. Units issued pursuant to the Berg Land Holdings Option Agreement and one report on Form 4 related to a liquidation distribution of O.P. Units from two partnerships owned and controlled by members of the Berg Group.


                     REPORT ON EXECUTIVE COMPENSATION BY THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") comprises three independent members of the Board of Directors. The Company's Board of Directors has delegated to the Committee responsibility for reviewing, recommending and approving the Company's compensation policies and benefits programs. The Committee also has the principal responsibility for the administration of the company's stock plans, including approving stock option grants to executive officers.

COMPENSATION PHILOSOPHY

     The Company's executive compensation policy is designed to attract and retain qualified executive personnel by providing executives with a competitive total compensation package based in large part on their contribution to the financial and operational success of the Company, the executive's personal performance and increases in stockholder value as measured by the Company's stock price.

COMPENSATION PROGRAM

The compensation package for the Company's executive officers consists of the following three components:

     BASE SALARY. The Committee determines the base salary of each executive based on the executive's scope of responsibility, past accomplishments and experience and personal performance, internal comparability considerations and data regarding the prevailing compensation levels for comparable positions in relevant competing executive labor markets. The Committee may give different weight to each of these factors for each executive, as it deems appropriate. In selecting comparable companies for the purpose of setting competitive compensation for the Company's executives, the Committee considers many factors not directly associated with stock price performance, such as geographic location, annual revenue and profitability, organizational structure, development stage and market capitalization.

     ANNUAL INCENTIVE COMPENSATION. At the present time, the Company does not have an annual incentive compensation program in place. However, the Committee may in the future at the Committee's discretion institute an annual incentive program.

     STOCK  OPTIONS.  The  Committee  believes  that  granting  stock options to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of other stockholders. The Committee determines stock option grants to executives and has authorized the Company's CEO to determine stock option grants for all other employees, subject to the Committee's approval of total share allocations from the Company's Option Plan. In determining the size of stock option grants, the Committee considers the executive's current position with and responsibilities to the Company, potential for increased responsibility and promotion over the option term, tenure with the Company and performance in recent periods, as well as the size of comparable awards made to executives in similar positions in competing executive labor markets. Generally, each stock option grant allows the executive to purchase shares of the Company's Common Stock at a price per share equal to the market price on the date the option is granted, but the Committee has the power to grant options at a lower price if considered appropriate under the circumstances. Each stock option grant generally becomes exercisable, or vests, in installments over time, contingent upon the executive's continued employment with the Company.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The annual salary for Mr. Berg was set in 1997 and first became payable in 1998. The Committee has no plan to adjust his compensation.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation paid to the officer exceeds $1 million during the Company's taxable year. the compensation paid to the company's executive officers for the year ended December 31, 2002 did not exceed the $1 million limit per officer. In addition, the Company's 1997 Stock Option Plan and executive incentive option grants have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options with an exercise price per share equal to the fair market value per share of the Common Stock on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. It is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, and the Committee does not expect to take any action at this time to modify cash compensation payable to the Company's executive officers to avoid the application of Section 162(m).


                            The Compensation Committee of the Board of Directors

                                                                  John C. Bolger
                                                               William A. Hasler
                                                              Lawrence B. Helzel

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors was formed in December 1998 and currently is comprised of Messrs. John C. Bolger, William A. Hasler and Lawrence B. Helzel. None of these individuals were at any time during 2002, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Compensation Committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters. The Audit Committee has the authority and responsibility to select, evaluate, and where appropriate, replace the Company's independent public accountants. The Audit Committee also reviews the scope of the annual audit fees to be paid to the Company's independent public accountants, the performance of the independent public accountants, the audit report of the Company's consolidated financial statements following completion of the audit and the accounting practices of the Company with respect to internal accounting and financial controls. The Audit Committee notes, however, that management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent public accountants audit the financial statements prepared by management, express an opinion on whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discuss with the Audit Committee any issues they believe should be raised with us.

     The Board of Directors of the Company adopted an Audit Committee Charter on June 9, 2000. The Audit Committee is currently comprised of Messrs. John C. Bolger, William A. Hasler, and Lawrence B. Helzel, all of whom are independent within the meaning of AMEX's listing standards.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal year 2002 with management and the Company's independent public accountants, PricewaterhouseCoopers LLP ("PwC"). The Committee discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee was also provided by PwC the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with PwC that firm's independence.

     Based on the discussions with PwC concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's financial statements for the fiscal year ended December 31, 2002 be included in its 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

FEES PAID TO ACCOUNTANTS IN 2002

The aggregate fees billed to the Company by our independent accountants, PwC, for professional services rendered in connection with fiscal year 2002 are as follows:

Audit Fees                          $123,450
Audit Related Fees                        -
Tax Fees                                  -
Other Fees                                -
                                    --------
Total                               $123,450

Audit Fees include amounts related to professional services rendered in connection with audits of our annual financial statements for the year ended December 31, 2002 and the reviews of our quarterly financial statements.


                                   The Audit Committee of the Board of Directors

                                                                  John C. Bolger
                                                               William A. Hasler
                                                              Lawrence B. Helzel

            --------------------------------------------------------
                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS
            --------------------------------------------------------

     At the Annual Meeting, five directors (constituting the entire Board of Directors) are to be elected to serve until the next annual meeting of Stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. There are five nominees, all of whom are currently directors of the Company.

                                    NOMINEES

     Set forth below is information regarding the nominees for election to the Board of Directors:

              Name                                Position(s) with the Company                          First Elected Director
-----------------------------    ---------------------------------------------------------------     ----------------------------
Carl E. Berg                     Chairman of the Board, Chief Executive Officer and Director                    1997
John C. Bolger                   Director                                                                       1998
William A. Hasler                Director                                                                       1998
Lawrence B. Helzel               Director                                                                       1998
Raymond V. Marino                President, Chief Operating Officer and Director                                2001

     In accordance with the Company's Bylaws, it is a qualification of two directors that they be nominated by the Berg Group and that one such director be Carl E. Berg or the Berg Designee as long as the Berg Group and its affiliates (other than the Company and the Operating Partnership) own at least 15% of the Fully Diluted number of shares. The Company has been advised by Mr. Berg, who represents the Berg Group, that he will be the only Berg Group nominee for election at this meeting.

     A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a director. Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. Each person nominated has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE ABOVE NOMINEES.

            --------------------------------------------------------
                                 PROPOSAL NO. 2:
                         INDEPENDENT PUBLIC ACCOUNTANTS
            --------------------------------------------------------

     The Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the year ending December 31, 2003. The Board of Directors proposes that the stockholders ratify this appointment.

     The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     In the event that stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company's best interests.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     To be considered for inclusion in the Company's proxy card and proxy statement relating to the 2004 Annual Meeting of Stockholders, proposals subject to SEC Rule 14a-8 must be received at the Company's principal office no later than January 2, 2004.

     In addition, if you desire to bring other business, including director nominations, for the 2004 Annual Meeting that will not be included in the Company's proxy card and proxy statement, your notice must be delivered to the Company no earlier than January 31, 2004 and no later than March 1, 2004.

     For  additional  requirements,  a  stockholder  should refer to our Bylaws,
Article II, Section 12, "Nominations and Proposals by Stockholders," a current copy of which may be obtained from our Secretary. If the Company does not receive timely notice pursuant to the Company's Bylaws, any proposal will be excluded from consideration at the 2004 Annual Meeting.

     All stockholder proposals should be addressed to the attention of the Secretary at the principal office of the Company.


OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.



                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Raymond V. Marino
                                              ----------------------------------
                                              Raymond V. Marino
                                              Secretary

Cupertino, California
April 8, 2003

                          MISSION WEST PROPERTIES, INC.
                               ------------------
                            ------------------------

                       SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Carl E. Berg and Raymond V. Marino, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of common stock of Mission West Properties, Inc. (the "Company") held of record by the undersigned in favor of each proposal designated on this Proxy Card and to vote the shares of the undersigned in their discretion with respect to other matters that properly come before the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held May 21, 2003 and any adjournment of the Annual Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------
                                   DETACH HERE

[X]  Please mark vote
     as in this example

1. Election of Directors                              2. Ratify the appointment of         FOR     AGAINST   ABSTAIN
   NOMINEES:  01 Carl E. Berg   02 John C. Bolger        PricewaterhouseCoopers LLP as     [ ]       [ ]       [ ]
   03 William A. Hasler   04 Lawrence B. Helzel          independent auditors.
   05 Raymond V. Marino

   [ ] Vote FOR           [ ] Vote WITHHELD
       all nominees           from all nominees
       (except as marked)

Instructions: To withhold authority to vote           3. In their discretion, the proxies are authorized to vote
for any indicated nominee, write the number(s)           upon any other business that may properly come before
of the nominee(s) in the box provided below.             the meeting.

  ---------------------------------------------
 |                                             |
  ---------------------------------------------

                                                                 MARK HERE FOR
----------------------------------------------------             ADDRESS CHANGE    [ ]
                      Name                                       AND NOTE AT LEFT

----------------------------------------------------
                     Street Address                              Please sign exactly as name appears hereon.  Joint owners should each sign.  Executors, administrators, trustees,guardians or other
----------------------------------------------------             fiduciaries should give full title as such.  If signing for a
    City               State    Country     Zip Code             corporation, please sign in full corporate name by a duly
                                                                 authorized officer.
[ ] Please check here if you plan on attending the 2003
    Annual Stockholders Meeting.


Signature: ________________________ Date: ________________       Signature: __________________________ Date: _________________

